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                             EMPLOYMENT AGREEMENT


                  The Employment Agreement ("Agreement") is entered into as of August 19, 1996 between, THE CARE GROUP, INC., a Delaware corporation (the "Company"), and RICHARD JUNG ("Jung").

                  In consideration of the mutual covenants and conditions set forth herein, the parties hereby agree as follows:

1. EMPLOYMENT. The Company hereby employs Jung in the capacity of President and Chief Executive Officer. Jung accepts such employment and agrees to perform such services as are customary to such office and as shall from time to time be assigned to him by the Board of Directors.

2. TERM. The employment hereunder shall be for a period of 1 year, commencing on August 19, 1996 (the "Commencement Date") and shall be automatically renewed for successive one year periods unless earlier terminated as provided in Section 5. Jung's employment will be on a full-time basis requiring the devotion of such amount of his productive time as is necessary for the efficient operation of the business of the Company.

3.       COMPENSATION AND BENEFITS

         3.1 SALARY. For the performance of Jung's duties hereunder, the Company shall pay Jung an annual salary of $200,000, payable (less required withholdings) no less frequently than twice monthly with the annual salary changing to $250,000, payable (less required withholdings) no less frequently than twice monthly effective January 1, 1997.

         3.2 BONUS. The Company shall also pay Jung a guaranteed bonus of $50,000 payable in the first quarter of 1997. During the first fiscal year the Board of Directors and Jung will establish a mutually acceptable bonus plan for the second and subsequent fiscal years, which plan (i) will provide Jung with appropriate incentives and the opportunity to earn bonus amounts comparable to those available to top executive officers of similar companies, (ii) will provide Jung with the opportunity to earn bonus amounts of up to $100,000 for 1997 payable in the first quarter of 1998 and (iii) may base the bonus awards on the amount of earnings per share for the Company as defined by Generally Accepted Accounting Principles ("GAAP").

         3.3 STOCK OPTIONS. Upon commencement of Jung's employment hereunder, the Company shall grant to Jung 300,000 options under the Company's Stock Option Plan at a price of $2.31 per share. 60,000 options shall vest on the date of this Agreement, and 60,000 options shall vest on each of January 1, 1997, 1998, 1999 and 2000.




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         3.4      BENEFITS. Jung shall be entitled to such medical, disability and life insurance coverage and such vacation, sick leave and holiday benefits, if any, as are made available to the Company's top executive personnel, all in accordance with the Company's benefits program in effect from time to time.

         3.5 REIMBURSEMENT OF EXPENSES. Jung shall be entitled to be reimbursed for all reasonable expenses, including but not limited to expenses for travel, meals and entertainment, incurred by Jung in connection with and reasonably related to the furtherance of the Company's business.

         3.6 ANNUAL REVIEW. On each anniversary of the Commencement Date, the Board of Directors will review Jung's performance and compensation hereunder (including salary, bonus and stock options and/or other equity incentives) and will consider whether to increase such compensation, but will not have authority, as the result of such review, to decrease any portion of such compensation without the written consent of Jung.

4. CHANGE OF CONTROL. Upon the occurrence of a Change in Control of the Company (as defined below), all options then granted to Jung which are unvested at the time of the Change in Control will be immediately vested. In addition, notwithstanding the provisions of Section 5.2(b), in the event of a termination of Jung's employment hereunder by the Company following a Change of Control, the Company will promptly pay Jung, in addition to the amounts required under Section 5.2(a), a lump sum severance amount, payable immediately upon such termination of employment, equal to six (6) months of salary, excluding bonus.

         As used herein, a "Change of Control" of the Company shall be deemed to have occurred:

                  (a) Upon the consummation, in one transaction or a series of related transactions, of the sale or other transfer of voting power (including voting power exercisable on a contingent or deferred basis as well as immediately exercisable voting power) representing effective control of the Company to a person or group of related persons who, on the date of this Agreement, does not have effective voting control of the Company, whether such sale or transfer results from a tender offer or otherwise; or

                  (b) Upon the consummation of a merger or consolidation in which the Company is a constituent corporation and in which the Company's shareholders immediately prior thereto will beneficially own, immediately thereafter, securities of the Company or any surviving or new corporation resulting therefrom having less than a majority of the voting power of the Company or any such surviving or new corporation; or


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                  (c)      Upon the consummation of a sale, lease, exchange or
                           other transfer or disposition by the Company of all or substantially all of its assets to any person or group or related persons.

5.       TERMINATION.

         5.1 TERMINATION EVENTS. The employment hereunder will terminate upon the occurrence of any of the following events:

                  (a)      Jung dies;

                  (b) the Company, by written notice to Jung or his personal representative, discharges Jung due to the inability to perform the duties assigned to him hereunder for a continuous period exceeding 90 days by reason of injury, physical or mental illness or other disability, which condition has been certified by a physician; provided, however, that prior to discharging Jung due to such disability, the Company shall give a written statement of findings to Jung or his personal representative setting forth specifically the nature of the disability and the resulting performance failures, and Jung shall have a period of ten (10) days thereafter to respond in writing to the Board of Directors' findings.

                  (c) Jung is discharged by the Board of Directors of the Company for cause. As used in this Agreement, the term "cause" shall mean:

                           (i) Jung's conviction of (or pleading guilty or nolo contendere to) a felony or any misdemeanor involving dishonesty or moral turpitude; provided, however, that prior to discharging Jung for cause, the Company shall give a written statement of findings to Jung setting forth specifically the grounds on which cause is based, and Jung shall have a period of ten (10) days thereafter to respond in writing to the Board of Directors' findings;

                           (ii) the willful and continued failure of Jung to substantially perform his duties with the Company (other than any such failure resulting from illness or disability) after a demand for substantial performance is requested by the Company's Board of Directors, which specifically identifies the manner in which it is claimed Jung has not substantially performed his duties, or
                                    (b) Jung is willfully engaged in
                                    misconduct which has, or can reasonably be expected to have, a direct and material adverse monetary effect on the Company. For purposes of this Section no act or failure to act on Jung's part shall be considered "willful" if done, or omitted to be done, by Jung in good faith and with reasonable belief that Jung's action or

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                                    omission was in the best interest of the
                                    Company. No termination shall be effected for Cause unless Jung has been provided with specific information as to the acts or omissions which form the basis of the allegation of Cause, and Jung has had an opportunity to be heard, with counsel if he so desired, before the Board of Directors and such Board determines in good faith that Jung was guilty of conduct constituting "Cause" as herein defined, specifying the particulars thereof in detail.

                  (d) Jung is discharged by the Board of Directors of the Company without cause, which the Company may do at any time, with at least 30 days advance notice; or

                  (e) Jung voluntarily terminates his employment due to either (i) a default by the Company in the performance of any of its obligations hereunder, or
                           (ii) an Adverse Change in Duties (as defined below), which default or Adverse Change in Duties remains unremedied by the Company for a period of ten days following its receipt of written notice thereof from Jung; or

                  (f) Jung voluntarily terminates his employment for any reason other than the Company's default or an Adverse Change in Duties, which Jung may do at any time with at least 30 days advance notice.

                           As used herein, "Adverse Change in Duties" means an
                  action or series of actions taken by the Company, without Jung's prior written consent, which results in:

                           (1)      A change in Jung's reporting
                                    responsibilities, titles, job
                                    responsibilities or offices which results in a material diminution of his status, control or authority; or

                           (2) The assignment to Jung of any positions, duties or responsibilities which are materially inconsistent with Jung's positions, duties and responsibilities or status with the Company; or

                           (3) A requirement by the Company that Jung be based or perform his duties anywhere other than (i) at the Company's corporate office location on the date of this Agreement, or
                                    (ii) if the Company's corporate office
                                    location is moved after the date of this Agreement, at a new location that is no more than 60 miles from such prior location; or


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                           (4)      A failure by the Company to provide for
                                    Jung's participation in any newly adopted benefits or plans at a level or to an extent commensurate with that of other top executives of the Company.

         5.2      EFFECTS OF TERMINATION

                  (a) Upon termination of Jung's employment hereunder for any reason, the Company will promptly pay Jung all compensation owed to Jung and unpaid through the date of termination (including, without limitation, salary, any bonus compensation earned as of the date of termination and employee expenses reimbursements).

                  (b) In addition, if the employment is terminated under Sections 5.1(d) or (e): (x) the Company shall pay Jung, immediately upon such termination of employment, a lump sum severance amount equal to one-half of the then applicable annual salary, including any bonus compensation earned as of the date of termination and (y) all options then granted to Jung which are unvested at the date of termination will be immediately vested.

                  (c) Upon termination of Jung's employment hereunder for any reason, Jung agrees that for the six-month period following the Termination Event:

                           (i) Jung will not directly or indirectly, whether for his own account or as an individual, employee, director, consultant or advisor, or in any other capacity whatsoever, provide services to any person, firm, corporation or other business enterprise which is involved in the acquisition or management of physician practices or other service company that directly provides management services in the area of home healthcare, unless he obtains the prior written consent of the Board of Directors.

                           (ii) Jung will not directly or indirectly encourage or solicit, or attempt to encourage or solicit, any individual to leave the Company's employ for any reason or interfere in any other manner with the employment relationships at the time existing between the Company and its current or prospective employees.

                           (iii) Jung will not induce or attempt to induce any provider, payor, customer, supplier, distributor, licensee or other business relation of the Company to cease doing business with the Company or in any way interfere with the existing business relationship between any such

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                                    customer, supplier, distributor, licensee
                                    or other business relation and the Company.

                  Jung acknowledges that monetary damages may not be sufficient to compensate the Company for any economic loss which may be incurred by reason of breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, the Company shall, in addition to any remedies available to the Company at law, be entitled to obtain equitable relief in the form of an injunction precluding Jung from continuing to engage in such breach.

                  In any restriction set forth in this paragraph is held to be unreasonable, then Jung and the Company agree, and hereby submit, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable.

6.       GENERAL PROVISIONS

         6.1 ASSIGNMENT. Neither party may assign or delegate any of his rights or obligations under this Agreement without the prior written consent of the other party.

         6.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements between the parties relating to such subject matter.

         6.3 MODIFICATIONS. This Agreement may be changed or modified only by an agreement in writing signed by both parties hereto.

         6.4 SUCCESSOR AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Jung and Jung's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join and be bound by the terms and conditions hereof.

         6.5 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         6.6 FURTHER ASSURANCES. The parties will execute such further instruments and take such further actions as may be reasonably necessary to carry out the intent of this Agreement.

         6.7 SEVERABILITY. If any provision of the Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect.

         6.8 NOTICES. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed received by the recipient

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                  when delivered personally or, if mailed, five (5) days after the date of deposit in the United States mail, certified or registered, postage prepaid and address, in the case of the Company, to: The Care Group, Inc., 1 Hollow Lane Suite 110, Lake Success, New York, 11042, Attn: Ann Mittasch, Chairman with a copy to Brobeck, Phleger & Harrison, LLP, 1301 Avenue of the Americas, New York, New York 10019, Attn: Richard Plumridge, Esq., and in the case of Jung, to the address shown for Jung on the signature page hereof, or to such other address as either party may later specify by at least ten (10) days advance written notice delivered to the other party in accordance herewith.

         6.9 NO WAIVER. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of that provision, nor prevent that party thereafter from enforcing that provision or any other provision of this Agreement.

         6.10 LEGAL FEES AND EXPENSES. In the event of any disputes under this Agreement, each party shall be responsible for their own legal fees and expenses which it may incur in resolving such dispute.

         6.11 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company and Jung have executed this Agreement, effective as of the day and year first above written.


COMPANY
                                              JUNG


The Care Group, Inc.
  a Delaware corporation


By:   /s/ Ann Mittasch                            /s/ Richard Jung
   ------------------------------------      ----------------------------------
          Ann Mittasch, Chairman                     Richard Jung



                                              Address:

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